Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Federated Investors, Inc. Stock Incentive Plan of our report dated February 23, 2018, with respect to the consolidated financial statements of Federated Investors, Inc. and the effectiveness of internal control over financial reporting of Federated Investors, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
April 30, 2018